EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94224) of The Sports Authority 401(k) Savings and Profit Sharing Plan of our report dated June 28, 1996, appearing in this Form 11-K.




Price Waterhouse LLP
Fort Lauderdale, Florida
July 15, 1996